EXHIBIT 10.1



                      CUSTOMER LIST PURCHASE AGREEMENT

                               BY AND BETWEEN


                              Brody Enterprises

                                     as

                                  "SELLER"


                                     and

                            American TonerServ Corp.

                                      as

                                   "BUYER"







                        CUSTOMER LIST PURCHASE AGREEMENT

     This Customer List Purchase Agreement ("Agreement") is entered into as of this 20th day of December, 2006 ("Effective Date") by and between Brody Enterprises, a Nevada corporation ("Seller"), with its principal place of business located at 6280 South Valley View Blvd., Building F, Suite 611, Las Vegas, NV 89118, and American TonerServ Corp., a Delaware corporation ("Buyer").

                                   RECITALS

     A. Seller is in the business of selling inkjet cartridges, toner printer cartridges, Ribbons, copier toner/drums, fax cartridges and office supplies using the name "Sun Products".

     B. Seller is desirous of selling and conveying its customer list to Buyer.

     C.   Buyer is desirous of acquiring said customer list.

     D. The parties have reached an understanding with respect to the terms and considerations of the foregoing and are desirous of memorializing the same herein;

                                  AGREEMENT

     NOW, THEREFORE, in consideration of the terms, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

     1. Purchase and Sale of Customer List. Seller agrees to sell, convey, assign, deliver and transfer to Buyer, and Buyer agrees to purchase and acquire from Seller the Customer List ("the Asset"). The Customer List is attached hereto on Schedule 1.

     2. Buyer's Due Diligence. Seller has made available to Buyer (its counsel, accountants and other representatives) for Buyer's review and copying all information available to Seller regarding the Customer List and, without limitation, all disclosures requested by Buyer. Commencing on the Effective Date and continuing for a period satisfactory to the Buyer but no longer than the day Buyer pays the purchase price or accepts possession of the Customer List (the "Due Diligence Period"), which closing shall occur on or before December 20, 2006. Buyer has the right to inspect and approve all other documents regarding or relating to the Customer List that Buyer reasonably desires to review.

     3. Assumption of Liabilities. Buyer will assume no liabilities, obligations, expenses or other commitments of the Seller. Seller shall be entitled to all accounts receivables from sales by Seller through the day before closing.

     4. Purchase Price and Payment of Purchase Price. As full payment and consideration for the purchase of the Asset, Buyer agrees to pay Seller $800,000 (referred to herein as the "Purchase Price") as consideration as described hereinafter.



          a. The Buyer shall issue a promissory note for $800,000 in the form attached hereto as Exhibit A. The principal of the note shall be due and payable in cash, in equal annual installments of $200,000 on January 2, 2007, 2008, 2009 and 2010.

          b. Payment of the note is secured by the Customer List and the license of the URL granted in Section 5 hereof. In the event of default by Buyer, Seller shall retain any payments made as liquidated damages, and the Customer List shall revert back to the Seller and the Non-compete and nonsolicitation provisions this Agreement and the Arnold Brody Independent Sales Partner Agreement shall be null and void. The above security shall be evidenced by a security agreement and UCC1 filing.

     5. Licensing Agreement. Buyer is hereby granted a royalty-free, worldwide license to use the Sun Products name and URL for a period of six months from the closing date of this agreement. This arrangement may be extended, at the buyer's option, if needed, to complete the transition. In addition, Arnold Brody will agree to assist Buyer to make full use of the Customer List during the transition period.

     6. Closing. The Closing shall occur on a date mutually agreed upon by the parties, but no later than December 20, 2006, at which time the promissory note, security agreement and UCC1 shall be delivered by Buyer to Seller, and Seller shall deliver the Customer List to Buyer. Buyer shall cause the security agreement and UCC1 to be recorded in the appropriate public records in the state of Nevada within ten days of the Closing date.

     7. Confidentiality. The parties agree that the financial terms and conditions of this Agreement including, but not limited to, any and all information provided by Buyer to Seller are strictly confidential. Neither party will knowingly publicize or disclose or cause or knowingly permit or authorize the publicizing or disclosure of the financial terms and conditions of this Agreement for any reason, at any time, without the prior written consent of the other party. In addition, Buyer shall not disclose any information obtained from Seller involving the Business or any of the Assets including any and all financial statements. Notwithstanding the above, the parties may disclose information to their counsel, personal tax advisor, their family or as may be required by law. The parties agree, to the extent not prohibited under law, to instruct those to whom disclosure is allowed under this Agreement that its terms are confidential and must not be further disclosed.

     8. Uniform Commercial Code Compliance. If necessary, Buyer agrees that it will publish notice to creditors as required by and in the form and manner and within the time provided in under Nevada law and otherwise comply with Division 6 of the Uniform Commercial Code, of any bulk transfer contemplated by this Agreement if required under Nevada law.

     9.   Obligation Not to Solicit and Not to Compete.

          a. Non-Solicitation - Sales Agents and Employees of the Buyer. Seller agrees not to solicit or otherwise seek to hire, cause, encourage, or attempt to encourage (i) any former or current sales agent or employee of the Buyer or any successor thereto, or (ii) any current or former sales agent or

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employee of Seller to become a sales agent or employee of any other person or entity (other than the Buyer or an affiliate or successor thereof) engaged in the toner cartridge business within the United States of America.

          b. Non-Solicitation - Customers. The Seller agrees that, the Seller will not knowingly contact, solicit the business of, or accept orders from, any Customer including, without limitation, Customers who receive or have received Services or Products under the Buyer, for the purpose of moving such Customer from the Buyer or switching such Customer to another provider of services or products which competes with the Buyer.

          c. Term of Non-Solicitation Obligations. The obligations of Seller not to solicit as set forth in this Section shall continue for a period of five (5) years from the Closing Date.

          d. Non-Competition. For two (2) years following payment of the final installment of the Purchase Price, Seller will not, directly or indirectly, whether alone or with any other person, (a) provide products and services comparable to the products and services Buyer provides to any of its Customers, or that Seller reasonably should know is undertaking to become engaged in competition with Buyer or (b) own an interest in, operate, join, control, or participate as a partner, director, principal, officer, or agent of, enter into the employment of, or act as a consultant to, any entity whose business consists of (1) providing products or services similar to those products and services sold by the Seller and repair services for office equipment provided by the Buyer.

          e. Remedies. Seller acknowledges that if Seller breaches or threatens to breach Seller's covenants and agreements in this Section 9, then Seller's actions may cause irreparable harm and damage to Buyer that could not be adequately compensated in damages. Accordingly, if Seller breaches or threatens to breach this Agreement, then Buyer will be entitled to injunctive relief in addition to any other rights or remedies of Buyer under this Agreement or otherwise.

          f. Severability. If any restrictive covenant of this Section 9 is held by any court to be invalid, illegal or unenforceable, either in whole or in part, then such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of the remaining provisions or covenants of this Agreement, all of which will remain in full force and effect to the maximum extent allowed by law. Without limiting the foregoing, although the parties have, in good faith, used their best efforts to make the provisions of Section 9 reasonable in terms of geographic area, duration and scope of restricted activities in light of Buyer's business activities, and it is not anticipated, nor is it intended, by any party hereto that a court of competent jurisdiction would find it necessary to reform the provisions hereof to make them reasonable in terms of geographic area, duration or otherwise, the parties understand and agree that if a court of competent jurisdiction determines it necessary to reform the scope of Section 9 or any part thereof in order to make it binding and enforceable, such provision shall be considered divisible in all respects and such lesser scope as any such court shall determine to be reasonable shall be effective, binding and enforceable.

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    10.  Representation and Warranties of Buyer.  Buyer warrants and represents to Seller:

          a. That the within Agreement is a valid and binding obligation of Buyer, and that Buyer has the ability to enter into and consummate this Agreement;

          b. that Buyer shall, at closing, have the funds necessary to consummate the transaction contemplated by this Agreement; and

          c. Buyer acknowledges that if Buyer breaches or threatens to breach Buyer's covenants and agreements in this Section 10, then Buyer's actions may cause irreparable harm and damage to Seller that could not be adequately compensated in damages. Accordingly, if Buyer breaches or threatens to breach this Agreement, then Seller will be entitled to injunctive relief in addition to any other rights or remedies of Seller under this Agreement or otherwise.

    11. Representation and Warranties of Seller. Seller warrants and represents to Buyer:

          a. Authority. Seller has full power and authority to execute and deliver this Agreement and to perform the obligations hereunder. This Agreement as delivered at the Closing, to which the Seller is a signatory, will be duly authorized, executed and delivered by, and a valid and binding agreement of, the Seller who is a signatory thereto, enforceable in accordance with their respective terms, and no further action, approvals or consents are necessary on the part of the Seller, nor is it necessary for the Seller to obtain any actions, approvals or consents from any third persons, governmental or other to make this Agreement valid and binding upon and enforceable against the Seller in accordance with their respective terms, or to enable the Seller to perform this Agreement and the transactions contemplated thereby.

          b. Undisclosed Liabilities. To the best of Seller's knowledge, there are no liabilities or obligations, secured or unsecured (whether absolute, accrued, contingent, or otherwise, and whether due or to become due), of Seller of a nature required by generally accepted accounting principles to be reflected in a balance sheet, except such liabilities and obligations that either: (a) are disclosed by, or accrued or reserved against in, the most recent balance sheet; or (b) have arisen or been incurred in the ordinary course of business since the most recent balance sheet date and which did not and will not have a material adverse effect on the financial condition, operations, sales, gross margins, operating results, assets, customer relations, employee relations or prospects of Seller .

          c. Customer List. The Customer List attached hereto is a full and complete list of the customers of Seller



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          d.   Title and Quiet Enjoyment. Seller has, and at the Closing will convey to Buyer, good and marketable title to the Customer List, free and clear of all liens, pledges, leases, charges, encumbrances, equities, claims, conditional sale contracts, security interests, or any other interests or imperfections of title of any nature whatsoever.


          e. Compliance with Law. To the best of Seller's knowledge, Seller has not been and is not now in violation of any federal, state or local laws, regulations or orders.

          f. Litigation and Proceedings. There are no claims, actions, suits, proceedings or investigations, judicial or administrative, pending, involving or, to the best knowledge of either Seller, threatened against or affecting either Seller or the Customer List or which seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might materially affect the right of Buyer to own the Customer List. Seller does not know of any basis for any such action, suit, proceeding or investigation.

          g. Seller acknowledges that if Seller breaches or threatens to breach Seller's covenants and agreements in this Section 11, then Seller's actions may cause irreparable harm and damage to Buyer that could not be adequately compensated in damages. Accordingly, if Seller breaches or threatens to breach this Agreement, then Buyer will be entitled to injunctive relief in addition to any other rights or remedies of Buyer under this Agreement or otherwise.

    12. Covenants of Seller Pending Closing. Seller covenants and agrees that, from and after the execution and delivery of this Agreement and through the Closing Date:

          a. Representations, Warranties and Covenants True as of Closing Date. All of the representations, warranties and covenants of Seller contained in the foregoing paragraphs hereof shall be true and correct, and shall not have been breached, on and as of the Closing. All of the representations, warranties and covenants contained in the foregoing paragraphs shall survive the Closing.

          b. Conduct of Business in Ordinary Course. Seller will continue to carry on its business in the ordinary course diligently and substantially in the same manner as heretofore conducted. Seller will not take any action that would cause any of the representations and warranties made by Seller in this Agreement not to be true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. Seller will use commercially reasonable efforts to preserve the Seller's business intact and to preserve the Seller's relationships with employees, customers, clients, vendors, representatives, agents, creditors, subcontractors and suppliers and others having business relationships with Seller and/or Seller's business. The other, more specific provisions of this Section shall in no way limit the generality of this subsection.


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          c.   Sale of Customer List. Seller will not sell or otherwise
transfer, or grant any security or other interest in, the Customer List to any other person or entity.

    13. Representations, Warranties and Covenants True as of Closing Date. All of the representations, warranties and covenants contained in paragraph 10 and 11 hereof shall be true and correct, and shall not have been breached, on and as of the closing date. All of the representations, warranties and covenants contained in paragraph 10 and 11 shall survive the closing.

    14. Attorneys, Brokers, Consultants. The parties hereto warrant that no person or entity can properly claim a right to a commission, finder's fee, or other compensation based upon the acts of that party with respect to the purchase and sale contemplated herein and each party hereby agrees to mutually indemnify and hold the other harmless from any and all claims, liabilities, costs, including attorney fees, expense and commissions, resulting from any claim for a commission, fee or other compensation by any party or entity based upon those acts.

    15.  Seller Indemnification.

          a. In the event Seller breaches (or in the event any third party alleges facts that, if true, would mean Seller has breached) any of its representations, warranties or covenants contained in this Agreement, then Seller will indemnify Buyer from and against the entirety of any and all Adverse Consequences Buyer may suffer to the extent resulting from, arising out of, relating to, or caused by the breach (or the alleged breach).

          b. Seller will indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer to the extent resulting from, arising out of, relating to, in the nature of, or caused by any liability not assumed by Buyer (including but not limited to any liability of Seller that becomes a liability of Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law).

          c. Seller will indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer to the extent resulting from, arising out of, relating to, or caused by, any lawsuit or other legal proceeding to which the Seller is now, or may hereafter become, a party provided such lawsuit or legal proceeding relates to the business prior to closing and is not related to an obligation assumed by Buyer under this Agreement.

          d. If the consent of any person or entity to the assignment of any of the contract by Seller to Buyer as contemplated by this Agreement is required by the terms of such contract, and such consent has not been obtained by Seller and delivered to Buyer at or prior to the Closing, Seller will indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer to the extent resulting from, arising out of, relating to, or caused by the failure of Seller to obtain such consent prior to the Closing.


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    16.  Headings.  The "headings" contained in this agreement are for the purposes of expediency and are not intended to otherwise bind the parties or interpret the content of the paragraph language they precede.


    17. Notices. Any notice or other communication between the parties hereto shall be in writing and shall be delivered personally or by United States mail and shall be deemed delivered upon receipt if sent by personal delivery, and three (3) business days after deposit if sent by United States mail certified return receipt requested. Such notices or communications shall be sent to the following addresses: (a) if to the Buyer, at 475 Aviation Blvd, Suite 100, Santa Rosa, CA 95403, or at such other address or addresses as may have been furnished in writing by the Buyer to the Seller, with a copy to Robert L. Anderson, Lanahan & Reilley, LLP, 600 Bicentennial Way, Ste 300 Santa Rosa, Ca 95403; and (b) if to the Seller, at the address set forth on his or her signature page to the Customer List Purchase Agreement, or at such other address or addresses as may have been furnished to the Buyer in writing with copy to Jack B. Packar, Esq., Jack B. Packar PA 4700 - J Sheridan St., Hollywood FL, 33021.

    18. Survivorship. The representatives, covenants and obligations of the parties as set forth in this Agreement shall survive the closing of the title hereunder.

    19. Binding Effect. All of the terms, covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto and their successors and assigns, respectively.

    20. Assignment to Corporation. This Agreement may be assigned by Buyer to a corporation or partnership controlled by Buyer in place and instead of Buyer; however, Buyer shall not, upon such assignment, be relieved of performance hereunder and pursuant to the provisions hereof.

    21. Governing Law. The parties hereto expressly agree that this Agreement will be governed by, interpreted under, and construed and enforced exclusively in accordance with the laws of the State of Nevada.

    22. Arbitration. Except for the provisions provided in Section 9(e) above, any controversy involving the construction or application of any of the terms, provisions or conditions of this Agreement shall, on the written request of either party served on the other, be submitted to binding arbitration with the American Arbitration Association without the right to a trial de novo, subject to the governing law of this Agreement. The cost of arbitration and reasonable attorney fees shall be borne by the losing party or in such proportions as the arbitrator shall decide. Said costs and fees shall be applicable to any trial or appellate court proceedings.

                          Signatures on next page




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     IN WITNESS WHEREOF, the parties hereto have executed this Customer List
Purchase Agreement dated and effective as of the date first set forth above.

SELLER:  Brody Enterprises,            BUYER:  America TonerServ Corp.,
         a Nevada corporation


By:/s/ Arnold N. Brody                 By:/s/ Daniel J. Brinker
   Arnold N. Brody, President             Daniel J. Brinker, President & CEO


Address:                               Address:
6280 South Valley View Blvd.           475 Aviation Blvd., Suite 100
Building F, Suite 611                  Santa Rosa, CA  95403
Las Vegas, NV 89118





































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